PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR SECOND QUARTER 2025

QUAKERTOWN, PA (July 22, 2025) QNB Corp. (the “Company” or “QNB”) (OTCQX: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the second quarter of 2025 of $3,883,000 or $1.04 per share on a diluted basis. This compares to net income of $2,465,000, or $0.67 per share on a diluted basis, for the same period in 2024. For the six months ended June 30, 2025, QNB reported net income of $6,461,000, or $1.74 per share on a diluted basis. This compares to net income of $5,059,000, or $1.38 per share on a diluted basis, reported for the same period in 2024.

For the second quarter ended June 30, 2025, the annualized rate of return on average assets and average shareholders’ equity was 0.83% and 14.25%, respectively, compared with 0.57% and 10.73%, respectively, for the second quarter 2024.

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., improved for the quarter ended June 30, 2025, in comparison with the same period in 2024, due primarily to improvement in the interest margin causing a $2,915,000 increase in net interest income and a reduction in the provision for credit losses on loans and unfunded commitments of $260,000; this was partly offset by a decrease in non-interest income of $146,000 and an increase in non-interest expense of $539,000. The change in contribution from QNB Corp. for the quarter ended June 30, 2025, compared with the same period in 2024, is primarily due to a decrease in net interest income of $855,000, related to the subordinated debt issuance in 2024.

The following table presents disaggregated net income (loss):

	Three months ended,			Six months ended,
	6/30/2025	6/30/2024	Variance	6/30/2025	6/30/2024	Variance
QNB Bank	$4,679,000	$2,741,000	$1,938,000	$7,971,000	$5,072,000	$2,899,000
QNB Corp	(796,000)	(276,000)	(520,000)	(1,510,000)	(13,000)	(1,497,000)
Consolidated net income	$3,883,000	$2,465,000	$1,418,000	$6,461,000	$5,059,000	$1,402,000

Total assets as of June 30, 2025 were $1,884,828,000 compared with $1,870,894,000 at December 31, 2024. Total cash and cash equivalents increased $15,758,000, or 31.1%, to $66,471,000, primarily due to increases in customer deposits. Loans receivable increased $2,491,000 to $1,218,539,000. Total deposits increased $23,126,000, or 1.4%, to $1,651,667,000. Long-term borrowing declined $30,000,000 and short-term borrowing increased $13,620,000.

“Consistent with the first quarter, the Bank’s operating performance continued to improve in the second quarter, primarily driven by an expanding net interest margin that positively impacted net interest income,” said David W. Freeman, President and Chief Executive Officer. He added, “Loan and deposit balances remained stable, with modest increases. This tempered growth reflects our customers’ continued cautious borrowing and spending amid ongoing economic uncertainty. Looking ahead, we remain cautiously optimistic about the second half of the year, supported by a strengthening pipeline and signs of businesses adapting to a new economic environment.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended June 30, 2025 totaled $12,652,000, an increase of $2,060,000, from the same period in 2024. Net interest margin was 2.69% for the second quarter of 2025 and 2.46% for the same period in 2024. Net interest margin was 2.60% for the six months ended June 30, 2025, compared with 2.43% for the same period in 2024.

The yield on earning assets was 4.90% for the second quarter of 2025, compared with 4.70% in the second quarter of 2024; an increase of 20 basis points. For the six-month period ended June 30, 2025, the yield on earning assets was 4.85%, compared with 4.64% for the same period in 2024.
The cost of interest-bearing liabilities was 2.68% for the second quarter ended June 30, 2025, compared with 2.73% for the same period in 2024, a decrease of five basis points. For the six-month period ended June 30, 2025, the cost of interest-bearing liabilities was 2.72% compared with 2.70% for the same period in 2024.

Proceeds from the growth in average deposits and the issuance of subordinated debt over the past year were invested in loans, higher-yielding securities and used to pay down short-term borrowings. Loan growth was primarily in commercial real estate, which comprised 45.5% of average earning assets in the six months of 2025 compared with 45.2% for the same period in 2024, and the increases in both rates and volume in commercial real estate loans majorly contributed to the 29 basis-point increase in the yield on loans. The increase in the available-for-sale investments portfolio was primarily in corporate debt securities. The 18-basis point increase in rate on investments was primarily due to the 96-basis point increase in the yield on corporate debt securities. The average rate paid on interest-bearing deposits decreased 22 basis points; this was more than offset by the issuance of subordinated debt, which was the primary contributor to the increase in the cost of funds of two basis points.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB recorded a reversal of $145,000 in the provision for credit losses on loans in the second quarter of 2025 compared to a $132,000 provision in the second quarter of 2024. QNB recorded a provision of $406,000 in the provision for credit losses on loans for the six-month ended June 30, 2025 compared to a $39,000 provision for the same period of 2024. QNB's allowance for credit losses on loans of $9,169,000 represents 0.75% of loans receivable at June 30, 2025, compared to $8,744,000, or 0.72% of loans receivable at December 31, 2024. The three-basis point increase in the allowance for credit losses on loans was primarily due to an increase in loans and reserves for collateral dependent loans partly offset by an improvement in the economic outlook. Net loan recoveries were $16,000 for the quarter ended June 30, 2025, compared with charge-offs of $12,000 for the same period in 2024. Annualized net loan recoveries for the quarter ended June 30, 2025 were 0.01% and annualized net loan charge-offs were 0.00% for the quarter ended June 30, 2024, of average loans receivable, respectively. Net loan recoveries were $19,000 for the six months ended June 30, 2025, compared with charge-offs of $33,000 for the same period in 2024. Annualized net loan recoveries for the six months ended June 30, 2025 were 0.00% compared to annualized net charge-offs of 0.01% for the same period in 2024, of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status and loans past due 90 days or more and still accruing interest, were $8,947,000, or 0.73% of loans receivable at June 30, 2025, compared with $1,975,000, or 0.16% of loans receivable at December 31, 2024. The increase was primarily due to one commercial customer relationship. In cases where there is a collateral shortfall on non-accrual loans, specific reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At June 30, 2025, $7,841,000, or approximately 88% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $34,275,000 at June 30, 2025, compared with $34,301,000 at December 31, 2024; these were comprised primarily of commercial real estate loans.

Non-Interest Income

Total non-interest income was $1,652,000 for the second quarter of 2025 compared with $1,465,000 for the same period in 2024. There were no realized and unrealized gain/loss on securities for the quarter ended June 30, 2025 compared to a net loss of $80,000 in the same period in 2024. Excluding the net realized and unrealized gains on securities, non-interest income increased $107,000, or 6.9%. During the second quarter of 2024 the Bank sold lower-yielding securities to better position its net interest margin; the total loss on security sales was $1,096,000. The Bank also completed the exchange offer to convert its Visa B-1 shares to B-2 and C shares; the Bank recorded a $1,354,000 unrealized gain on the Visa C shares in the second quarter of 2024.

Fees for service to customers increased $58,000 for the quarter ended June 30, 2025, as overdraft fees increased $45,000 and other deposit-related fees increased $13,000. ATM and debit card increased $19,000 due to volume. Retail brokerage and advisory income increased $14,000 to $140,000 for the same period. Other non-interest income increased $10,000 for the same period due to an increase in letter of credit fees of $7,000 and referral income of $6,000.

For the six months ended June 30, 2025, non-interest income was $3,236,000 a decrease of $65,000 compared to the same period in 2024, primarily due to the change in fair value of the equities portfolio of $986,000 in 2024; primarily related to the Visa stock conversion discussed above. Realized loss on sale of securities in 2024 was $719,000. Net gain on sale of loans increased $9,000 when comparing the six months ended June 30, 2025 with the same period in 2024. Increases in non-interest income for the six months ended June 30, 2025 compared to the same period in 2024 comprise: fees for services to customers, ATM and debit card fees and retail brokerage and advisory, which increased $85,000, $39,000 and $62,000, respectively. Other non-interest income increased $7,000 due primarily to increases in letter of credit fees and title insurance company income partly offset by a decrease in merchant servicing income.

Non-Interest Expense

Total non-interest expense was $9,562,000 for the second quarter of 2025 compared with $8,934,000 for the same period in 2024. Salaries and benefits expense increased $213,000, or 4.2%, to $5,251,000 when comparing the two quarters. Salary expense and related payroll taxes increased $350,000, or 8.5%, to $4,447,000 during the second quarter of 2025 compared to the same period in 2024, primarily due to pay increases. Benefits expense decreased $177,000, or 31.3%, when comparing the two periods primarily due to a reduction in medical costs.

Net occupancy and furniture and equipment expense increased $200,000, or 13.5%, to $1,681,000 for the second quarter of 2025 primarily due to software maintenance costs and depreciation. Other non-interest expense increased $215,000, or 8.9%, when comparing second quarter of 2025 with the same period in 2024 due to an increase in third-party services of $127,000 related to information technology services and consultant expense and an increase in write-offs relating to fraud on customer accounts of $150,000. These increases were partly offset by the recording of a potential expense of $85,000 related to the Visa stock exchange make-whole agreement in the 2024 period.

For the six months ended June 30, 2025, non-interest expense was $18,931,000, an increase of $1,164,000, or 6.6%, compared to the same period in 2024.

Income Taxes

Provision for income taxes increased $461,000 to $1,005,000 in the second quarter of 2025 due increased pre-tax income, compared with the same period in 2024. The effective tax rate for the quarter ended June 30, 2025 was 20.6% compared with 18.1% for the same period in 2024. The effective tax rate for the six months ended June 30, 2025 was 20.1% compared with 19.3% for the same period in 2024.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Lehigh and Montgomery Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@QNBbank.com	jlehocky@QNBbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Assets	$1,884,828	$1,896,189	$1,870,894	$1,841,563	$1,761,487
Cash and cash equivalents	66,471	81,557	50,713	104,232	76,909
Investment securities
Debt securities, AFS	544,262	547,138	546,559	510,036	460,418
Equity securities	—	—	—	2,760	7,233
Loans held-for-sale	1,166	248	664	294	786
Loans receivable	1,218,539	1,212,162	1,216,048	1,171,361	1,162,310
Allowance for credit losses on loans	(9,169)	(9,298)	(8,744)	(8,987)	(8,858)
Net loans	1,209,370	1,202,864	1,207,304	1,162,374	1,153,452
Deposits	1,651,667	1,664,555	1,628,541	1,626,284	1,572,839
Demand, non-interest bearing	201,460	203,666	183,499	190,240	190,333
Interest-bearing demand, money market and savings	1,060,688	1,083,011	1,063,584	1,055,409	1,003,813
Time	389,519	377,878	381,458	380,635	378,693
Short-term borrowings	67,464	43,299	53,844	22,918	49,066
Long-term debt	—	30,000	30,000	30,000	30,000
Subordinated debt	39,168	39,118	39,068	39,030	—
Shareholders' equity	113,269	108,223	103,349	105,340	96,885

Asset Quality Data (Period End)
Non-accrual loans	$8,947	$8,651	$1,975	$1,696	$2,078
Loans past due 90 days or more and still accruing	—	—	—	—	—
Non-performing loans	8,947	8,651	1,975	1,696	2,078
Other real estate owned and repossessed assets	—	—	—	—	—
Non-performing assets	$8,947	$8,651	$1,975	$1,696	$2,078

Allowance for credit losses on loans	$9,169	$9,298	$8,744	$8,987	$8,858

Non-performing loans / Loans excluding held-for-sale	0.73%	0.71%	0.16%	0.14%	0.18%
Non-performing assets / Assets	0.47%	0.46%	0.11%	0.09%	0.12%
Allowance for credit losses on loans / Loans excluding held-for-sale	0.75%	0.77%	0.72%	0.77%	0.76%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Six months ended,
For the period:	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Interest income	$23,110	$22,198	$22,209	$21,945	$20,345	$45,308	$39,914
Interest expense	10,458	10,661	11,234	10,818	9,753	21,119	19,154
Net interest income	12,652	11,537	10,975	11,127	10,592	24,189	20,760
(Reversal of) provision for credit losses	(146)	550	(255)	159	114	404	28
Net interest income after provision for credit losses	12,798	10,987	11,230	10,968	10,478	23,785	20,732
Non-interest income:
Fees for services to customers	485	447	454	469	427	932	847
ATM and debit card	724	656	708	691	705	1,380	1,341
Retail brokerage and advisory income	140	141	118	139	126	281	219
Net realized gain (loss) on investment securities	-	-	1,414	224	(1,096)	-	(719)
Unrealized (loss) gain on equity securities	-	-	(1,344)	143	1,016	-	986
Net (loss) gain on sale of loans	4	18	(3)	19	(2)	22	13
Other	299	322	298	282	289	621	614
Total non-interest income	1,652	1,584	1,645	1,967	1,465	3,236	3,301
Non-interest expense:
Salaries and employee benefits	5,251	5,032	5,079	4,650	5,038	10,283	10,012
Net occupancy and furniture and equipment	1,681	1,736	1,653	1,531	1,481	3,417	2,996
Other	2,630	2,601	2,349	2,455	2,415	5,231	4,759
Total non-interest expense	9,562	9,369	9,081	8,636	8,934	18,931	17,767
Income before income taxes	4,888	3,202	3,794	4,299	3,009	8,090	6,266
Provision for income taxes	1,005	624	743	961	544	1,629	1,207
Net income	$3,883	$2,578	$3,051	$3,338	$2,465	$6,461	$5,059
Share and Per Share Data:
Net income - basic	$1.05	$0.70	$0.83	$0.91	$0.67	$1.74	$1.38
Net income - diluted	$1.04	$0.69	$0.83	$0.91	$0.67	$1.74	$1.38
Book value	$30.46	$27.96	$28.57	$26.34	$25.57	$30.46	$25.57
Cash dividends	$0.38	$0.38	$0.37	$0.37	$0.37	$0.76	$0.74
Average common shares outstanding -basic	3,710,878	3,699,854	3,688,078	3,679,799	3,665,695	3,705,396	3,660,435
Average common shares outstanding -diluted	3,724,808	3,713,141	3,695,518	3,682,773	3,665,695	3,718,513	3,660,435
Selected Ratios:
Return on average assets (1)	0.83%	0.56%	0.66%	0.74%	0.57%	0.69%	0.59%
Return on average shareholders' equity (1)	14.25%	9.73%	11.62%	13.25%	10.73%	12.02%	11.05%
Net interest margin (tax equivalent)	2.69%	2.51%	2.38%	2.48%	2.46%	2.60%	2.43%
Efficiency ratio (tax equivalent)	66.39%	70.65%	71.16%	65.27%	73.26%	68.43%	73.00%
Average shareholders' equity to total average assets	5.79%	5.74%	5.65%	5.59%	5.35%	5.77%	5.35%
Net loan (recoveries) charge-offs	$(16)	$(3)	$1	$25	$12	$(19)	$33
Net loan (recoveries) charge-offs - annualized / Average loans excluding held-for-sale	-0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%
Balance Sheet (Average)
Assets (1)	$1,887,138	$1,872,950	$1,848,524	$1,792,952	$1,729,132	$1,880,083	$1,719,837
Investment securities	621,128	614,329	552,323	569,135	578,615	623,827	573,876
Loans receivable	1,216,011	1,193,949	1,158,731	1,139,874	1,108,836	1,213,173	1,124,354
Deposits	1,647,990	1,635,629	1,600,925	1,542,661	1,497,692	1,640,634	1,520,176
Shareholders' equity (1)	109,299	107,503	104,433	100,192	92,432	108,406	92,064

(1) In 2025, the Company changed its calculation of average assets and average equity to include the impact of accumulated other comprehensive income (loss), net of tax, to align its calculation with its peer group. Prior period information has been restated for this new calculation; specifically impacting the non-GAAP performance ratios for return on average assets and return on average equity.

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	June 30, 2025			June 30, 2024
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$21,032	4.24%	$223	$6,824	5.19%	$88
U.S. Government agencies	75,963	1.18	224	84,558	1.17	246
State and municipal	105,090	2.88	756	107,881	3.51	947
Mortgage-backed and CMOs	354,349	2.46	2,184	356,650	2.73	2,436
Corporate debt securities and mutual funds	64,694	6.38	1,031	6,721	5.72	96
Equities	-	-	-	6,501	3.55	57
Total investment securities	621,128	2.84	4,418	569,135	2.72	3,870
Loans:
Commercial real estate	863,096	5.94	12,775	801,691	5.46	10,876
Residential real estate	114,600	4.38	1,255	108,693	4.07	1,106
Home equity loans	70,666	6.41	1,130	65,575	6.83	1,114
Commercial and industrial	145,262	7.41	2,682	142,174	7.60	2,686
Consumer loans	3,355	7.70	65	3,781	7.50	71
Tax-exempt loans	19,347	4.23	205	18,284	3.87	176
Total loans, net of unearned income*	1,216,326	5.97	18,112	1,140,198	5.65	16,029
Other earning assets	61,355	4.45	680	43,200	5.44	584
Total earning assets	1,898,809	4.90	23,210	1,752,533	4.70	20,483
Cash and due from banks	13,806			13,313
Accumulated other comprehensive loss, net of tax	(59,922)			(68,908)
Allowance for credit losses on loans	(9,376)			(8,885)
Other assets	43,821			41,079
Total assets	$1,887,138			$1,729,132

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$376,735	0.94%	888	$334,017	0.84%	702
Municipals	146,214	3.92	1,427	132,762	4.81	1,587
Money market	259,621	2.88	1,862	229,984	3.58	2,049
Savings	281,076	1.29	901	290,172	1.28	924
Time < $100	179,411	3.61	1,617	170,640	4.03	1,708
Time $100 through $250	155,026	3.99	1,542	143,315	4.59	1,636
Time > $250	51,832	4.08	527	53,316	4.63	614
Total interest-bearing deposits	1,449,915	2.42	8,764	1,354,206	2.74	9,220
Short-term borrowings	70,942	3.90	689	52,383	1.52	199
Long-term debt	5,495	4.79	67	28,132	4.70	334
Subordinated debt	39,141	9.58	938	—	—	—
Total borrowings	115,578	5.88	1,694	80,515	2.66	533
Total interest-bearing liabilities	1,565,493	2.68	10,458	1,434,721	2.73	9,753
Non-interest-bearing deposits	198,075			188,455
Other liabilities	14,271			13,524
Shareholders' equity	109,299			92,432
Total liabilities and
shareholders' equity	$1,887,138			$1,729,132
Net interest rate spread		2.22%			1.97%
Margin/net interest income		2.69%	$12,752		2.46%	$10,730
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$20,596	4.31%	$440	$6,803	5.26%	$178
U.S. Government agencies	75,962	1.18	448	84,755	1.17	494
State and municipal	105,172	2.87	1,510	108,027	3.46	1,871
Mortgage-backed and CMOs	358,969	2.45	4,392	361,317	2.66	4,809
Corporate debt securities and mutual funds	63,128	6.62	2,089	6,714	5.66	190
Equities	-	-	-	6,260	3.63	113
Total investment securities	623,827	2.85	8,879	573,876	2.67	7,655
Loans:
Commercial real estate	860,363	5.82	24,844	788,413	5.40	21,176
Residential real estate	114,436	4.36	2,493	108,808	3.99	2,172
Home equity loans	69,327	6.41	2,204	63,922	6.82	2,169
Commercial and industrial	146,962	7.41	5,399	141,233	7.55	5,301
Consumer loans	3,400	7.69	130	3,712	7.80	144
Tax-exempt loans	19,073	4.19	397	18,462	3.85	353
Total loans, net of unearned income*	1,213,561	5.89	35,467	1,124,550	5.60	31,315
Other earning assets	54,536	4.44	1,202	44,922	5.48	1,223
Total earning assets	1,891,924	4.85	45,548	1,743,348	4.64	40,193
Cash and due from banks	13,517			13,041
Accumulated other comprehensive loss, net of tax	(59,954)			(68,475)
Allowance for credit losses on loans	(9,059)			(8,916)
Other assets	43,655			40,839
Total assets	$1,880,083			$1,719,837

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$378,504	0.98%	1,832	$327,961	0.82%	1,345
Municipals	147,887	3.93	2,883	132,325	4.81	3,164
Money market	257,952	2.88	3,680	228,928	3.57	4,064
Savings	280,371	1.29	1,794	294,262	1.28	1,873
Time < $100	178,958	3.70	3,287	164,175	3.90	3,181
Time $100 through $250	154,578	4.12	3,155	135,464	4.47	3,013
Time > $250	50,317	4.19	1,045	51,536	4.43	1,136
Total interest-bearing deposits	1,448,567	2.46	17,676	1,334,651	2.68	17,776
Short-term borrowings	59,300	3.90	1,145	69,912	2.37	824
Long-term debt	17,735	4.74	423	24,066	4.56	554
Subordinated debt	39,117	9.59	1,875	—	—	—
Total borrowings	116,152	5.98	3,443	93,978	2.95	1,378
Total interest-bearing liabilities	1,564,719	2.72	21,119	1,428,629	2.70	19,154
Non-interest-bearing deposits	192,067			185,525
Other liabilities	14,891			13,619
Shareholders' equity	108,406			92,064
Total liabilities and
shareholders' equity	$1,880,083			$1,719,837
Net interest rate spread		2.13%			1.94%
Margin/net interest income		2.60%	$24,429		2.43%	$21,039
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale